EXPENSE AGREEMENT

This Expense Agreement (the “Agreement”) dated as of August 24, 2004 is entered into by and between Smarte Solutions, Inc. a Delaware Corporation with a principal place of business at 611 South Congress Avenue, Suite 350, Austin, TX 78704 (“ Smarte”) and Fifth Street Capital, L.L.C., a Texas Limited Liability Company with a principal place of business at 206 Wild Basin Road, #203, Austin, TX 78746 (“Fifth Street”).

WHEREAS, Smarte has engaged Fifth Street in connection with Smarte’s bridge financing and contemplated initial public offering;

WHEREAS, in connection with such engagement, Smarte and Fifth Street have executed the following agreements; (i) the Engagement Agreement dated April 1, 2004 (the “Engagement Agreement”), (ii) the Engagement Letter for Bridge Financing dated March 30, 2004 (the “Bridge Financing Agreement”), and (iii) the Marketing Agent Agreement dated April 1, 2004 (the “Marketing Agent Agreement”) and collectively (the “Fifth Street Agreements”); and

WHEREAS, Smarte and Fifth Street desire to clarify and agree upon the repayment of certain expenses in connection with the Fifth Street Agreements, and agree upon the handling of all future expenses related to the Fifth Street Agreements;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.  Expense Payments.  Upon execution of this Agreement, Smarte agrees to pay to Fifth Street the following itemized expenses subject to a credit in the amount of $40,000.00 for expenses in connection with the Fifth Street Agreements:

(a)  Registration Document creation

- $25,000.00

(b)  Print 100 Offering Documents

- $1000.00 – To be completed.

(c)  Roadshow fees

- $39,500.00 – Two road shows remain to be completed – Austin, TX and Denver, CO.

(d)  Application of credit

- ($40,000.00)

(e)  Total expenses

- $25,500.00

2.  Registration Document Preparation.  Fifth Street acknowledges and agrees that its fees and expenses associated with preparation of the registration document incurred to date or to be incurred in the future shall in no event exceed $25,000.00 and Smarte shall not be required to pay any additional amounts (other than to its own service providers) for preparation of the registration document.  In addition, Fifth Street agrees to take all necessary action to draft, create and prepare a registration statement that is acceptable to Smarte and its service providers in connection with any contemplated initial public offering.

3.  Future Fees or Expenses.  Fifth Street agrees that it shall not undertake to incur any additional fees or expenses for any reason, in connection with the Fifth Street Agreements or in connection with the engagement by Smarte except upon advance written consent provided by Smarte.

4.  No Additional Expenses.  Except for those future expenses agreed to by Smarte, if any, in connection with Section (3) above, Fifth Street acknowledges and agrees that the total expenses of $25,500.00 paid in connection with this Agreement represent all of the expenses that will be paid to Fifth Street in connection with the Fifth Street Agreements.

5.  Fifth Street Compensation.  All other compensation or fees for Fifth Street’s services shall be subject to and governed by the terms of the Fifth Street Agreements and any amendments or modifications thereto.

6.  No Amendment to Fifth Street Agreements.  The parties agree that all provisions contained in the Fifth Street Agreements or any amendments thereto remain in full force and effect and nothing contained in this Expense Agreement is intended to, nor does it amend or alter those other provisions in any way.

IN WITNESS WHEREOF, this First Amendment to the Subordinated Promissory Note and Stock Purchase Warrant is signed by the parties effective as of the date first above written.

FIFTH STREET CAPITAL, L.L.C.:

By: /s/ KYLE HOLLAND

Name: Kyle Holland

Its: Managing Director, Investment Banking

SMARTE SOLUTIONS, INC.,

By: /s/ DAVE MALMSTEDT

Dave Malmstedt, CEO